Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (File No. 333-220976) and Form- S-8 (File Nos. 333-221759 and 333-224239) of our report dated March 21, 2019 with respect to the audited consolidated financial statements of Opiant Pharmaceuticals, Inc. included in the Annual Report on Form 10 K for the year ended December 31, 2018.

We also consent to the references to us under the heading “Experts” in such Registration Statements.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 21, 2019